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                                                                       Exhibit 5


                                  [LETTERHEAD]
                        JAECKLE FLEISCHMANN & MUGEL, LLP
                                ATTORNEYS AT LAW

   FLEET BANK BUILDING  TWELVE FOUNTAIN PLAZA  BUFFALO, NEW YORK  14202-2292
                     TEL (716) 856-0600  FAX (716) 856-0432


                                October 30, 2003


Parkway Properties, Inc.
1000 One Jackson Place
188 East Capitol Street
Jackson, MS 39201-2195


     Re: Parkway Properties, Inc. (the "Company")
         Registration Statement on Form S-3

Ladies and Gentlemen:

     As your counsel we have examined the Registration Statement on Form S-3 (the "Registration Statement") relating to the registration of $300,000,000 of common stock, preferred stock and warrants of the Company (the "Securities") and we are familiar with the documents referred to therein, as well as the Company's Articles of Incorporation, as amended, and Bylaws, as amended, such records of proceedings of the Company as we deemed material, and such other proceedings of the Company as we deemed necessary for the purpose of this opinion.

     We have examined the proceedings heretofore taken and we are informed as to the procedures proposed to be followed by the Company in connection with the authorization, issuance and sale of the Securities. In our opinion the Securities to be issued by the Company will be, when issued and paid for pursuant to the Registration Statement and the exhibits thereto, duly authorized for issuance by all necessary corporate action and, upon the issuance thereof in accordance with their terms, the Securities will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion letter as an exhibit to the Registration Statement.


                                        Very truly yours,

                                        JAECKLE FLEISCHMANN & MUGEL, LLP




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